As filed with the Securities and Exchange Commission on May 17, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_________________

TII NETWORK TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	66-0328885 (I.R.S. Employer Identification No.)
1385 Akron Street, Copiague, New York (Address of Principal Executive Offices)	11726 (Zip Code)

1998 STOCK OPTION PLAN
(Full title of the plan)

Timothy J. Roach, President
TII Network Technologies, Inc.
1385 Akron Street
Copiague, New York 11726
(Name and address of agent for service)

(631) 789-5000
(Telephone number, including area code, of agent for service)

with a copy to:

Leonard W. Suroff, Esq.
1385 Akron Street
Copiague, New York 11726

Approximate date of commencement of proposed sale to public:  As soon as practicable after the effective date of this Registration Statement.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock, $.01 par value (3)	500,000 shs	$2.26	$1,130,000	$120.91

(1)	Pursuant to Rule 416(b), there shall also be deemed covered hereby all additional securities resulting from anti-dilution adjustments under the 1998 Stock Option Plan.

(2)	Estimated solely for the purpose of calculating the registration fee on the basis of, pursuant to Rules 457(h), the average of the high and low sales prices of the registrant’s Common Stock on the NASDAQ Capital Market on May 12, 2006.

(3)	Includes associated rights to purchase shares of the registrant’s Series D Junior Participating Preferred Stock. Until the occurrence of certain prescribed events, none of which has occurred, the rights are not detachable from the Common Stock nor exercisable and will be transferred along with and only with the Common Stock. Accordingly, no separate registration fee is payable with respect thereto.

EXPLANATORY NOTE

        As this Registration Statement covers only shares that may be issued under the registrant’s 1998 Stock Option Plan in addition to those previously registered on Form S-8, pursuant to Instruction E of Form S-8, the contents of the registrant’s Registration Statements on Form S-8, File Nos. 333-68579 and 333-70716, filed with the Securities and Exchange Commission (the “Commission”) on December 9, 1998 and October 2, 2001, respectively, are hereby incorporated by reference with the exception of Item 3, Exhibits 5, 23(a), 23(b), 24 and 99 listed in Item 8, which are provided herewith, and Item 9.

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following documents heretofore filed by the Company with the Commission under File No. 1-8048 pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the “1934 Act”) are incorporated herein by reference:

        (a)        The registrant’s Transition Report on Form 10-K/T for the six months ended December 31, 2005;

        (b)        The registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2006;

        (c)        The registrant’s Current Report on Form 8-K dated (date of earliest event reported) April 18, 2006 filed with the Commission on April 21, 2006; and

        (d)        The description of the registrant’s Common Stock contained in the registrant’s Registration Statement on Form 8-A filed on November 3, 1980 under the 1934 Act and the description of the Company’s Series D Junior Participating Preferred Stock Purchase Rights contained in the Company’s Registration Statement on Form 8-A as filed May 15, 1998 under the 1934 Act, including any amendment or report filed for the purpose of updating such descriptions.

        All documents filed subsequent to the date of this Registration Statement pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8. Exhibits.

Exhibit Number	Description

5*	Opinion of Troutman Sanders LLP as to the legality of the Common Stock being offered and consent.

23(a)*	Consent of KPMG LLP.

23(b)*	Consent of Troutman Sanders LLP (included in Exhibit 5).

24+	Powers of Attorney of certain officers and directors of the registrant.

99(a)	1998 Stock Option Plan, as amended, incorporated by reference to Exhibit 99.3 contained in the Company’s Current Report on Form 8-K dated (date of earliest event reported) December 1, 2005 filed with the Commission on December 6, 2005 (File No. 1-8048).

99(b)	Forms of Option Contracts under the 1998 Stock Option Plan. Incorporated by reference to Exhibit 10(a)(3)(B) to the Company’s Annual Report in Form 10-K for the fiscal year ended June 24, 2005 filed with the Commission on September 22, 2005 (File No. 1-8048).

* Filed herewith.
+ Filed as part of the signature page of the original filing of this Registration Statement.

Item 9. Undertakings.

        The undersigned registrant hereby undertakes:

        (1)        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     (i)        To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                     (ii)        To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                     (iii)        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2)        That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Copiague, State of New York, on the 16th day of May, 2006.

TII NETWORK TECHNOLOGIES, INC.
By: /s/ Timothy J. Roach
Timothy J. Roach, President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Timothy J. Roach, Kenneth A. Paladino and Leonard W. Suroff and each of them with power of substitution, as his attorney-in-fact, in all capacities, to sign any amendments to this registration statement (including post-effective amendments) and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-facts or their substitutes may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 16th day of May, 2006.

Signature	Title
/s/ Timothy J. Roach	President, Chief Executive Officer (Principal Executive Officer) and Director
Timothy J. Roach
/s/ Kenneth A. Paladino	Vice President - Finance and Treasurer (Principal Financial and Principal Accounting Officer)
Kenneth A. Paladino
/s/ C. Bruce Barksdale	Director
C. Bruce Barksdale
/s/ Mark T. Bradshaw	Director
Mark T. Bradshaw
/s/ Lawrence M. Fodrowski	Director
Lawrence M. Fodrowski
/s/ R.D. Garwood	Director
R.D. Garwood
/s/ James R. Grover, Jr.	Director
James R. Grover, Jr.
/s/ Joseph C. Hogan	Director
Joseph C. Hogan
/s/ Charles H. House	Director
Charles H. House
Director
Alfred J. Roach

EXHIBIT INDEX

Exhibit Number	Description

5*	Opinion of Troutman Sanders LLP as to the legality of the Common Stock being offered and consent.

23(a)*	Consent of KPMG LLP.

23(b)*	Consent of Troutman Sanders LLP (included in Exhibit 5).

24+	Powers of Attorney of certain officers and directors of the registrant.

99(a)	1998 Stock Option Plan, as amended, incorporated by reference to Exhibit 99.3 contained in the Company’s Current Report on Form 8-K dated (date of earliest event reported) December 1, 2005 filed with the Commission on December 6, 2005 (File No. 1-8048).

99(b)	Forms of Option Contracts under the 1998 Stock Option Plan. Incorporated by reference to Exhibit 10(a)(3)(B) to the Company’s Annual Report in Form 10-K for the fiscal year ended June 24, 2005 filed with the Commission on September 22, 2005 (File No. 1-8048).

* Filed herewith.
+ Filed as part of the signature page of the original filing of this Registration Statement.